Exhibit 99.1

OUTERWALL APPOINTS ERIK PRUSCH CHIEF EXECUTIVE OFFICER

BELLEVUE, Wash. – July 30, 2015 – Outerwall Inc. (Nasdaq: OUTR) today announced that its Board of Directors appointed Erik E. Prusch as chief executive officer and to its Board, effective July 31, 2015. Prusch succeeds Nora M. Denzel, a member of the Outerwall Board, who served as interim CEO beginning January 18, 2015. Denzel will remain a director on the Outerwall Board. The company’s announcement follows an extensive search conducted by the Board of Directors, in partnership with an executive search firm, to identify a new CEO.

Prusch joins Outerwall with more than 25 years of experience including successfully leading diverse technology and consumer-facing businesses. During his career, Prusch has a long history of driving profitable growth, innovating new products and services and creating shareholder value. Prusch served as president and chief executive officer of Clearwire, a U.S. provider of 4G wireless broadband services that was acquired by Sprint in 2013. Earlier in his career, he served in a variety of leadership positions, including at Borland Software, Intuit’s TurboTax division, Identix, Gateway Computers, Koch Industries and PepsiCo.

“On behalf of the Board, I am thrilled to welcome Erik to Outerwall,” said Nelson Chan, chair of Outerwall’s Board of Directors. “After careful and deliberate consideration of a wide range of highly qualified candidates, our Board unanimously determined that Erik is best suited to lead Outerwall forward. Erik is a proven executive with significant finance, operations and leadership expertise having led companies to successfully innovate, adapt to changing marketplaces and maximize profitability.”

Chan continued, “Erik is aligned with our disciplined and balanced approach to driving revenue growth through prudent investments and continuing to improve operational efficiencies throughout the organization. We look forward to working closely with Erik to continue driving profitable growth as we develop, scale and manage our businesses.”

Prusch said, “I am honored to join Outerwall as its next chief executive officer. With its market-leading automated retail businesses, dedicated employees and strong consumer and retailer relationships, Outerwall is uniquely positioned to continue delivering excellent value to consumers, partners and shareholders. I look forward to leading Outerwall to future success.”

Chan added, “On behalf of everyone at Outerwall, I want to thank Nora for serving as the company’s interim chief executive officer during the past six months. Nora helped drive strong performance across the organization. We are grateful that Nora assumed this role at such an important time, and we look forward to continuing to benefit from her expertise through her ongoing service as a Board member.”

ABOUT OUTERWALL INC.

Outerwall Inc. (Nasdaq: OUTR) has more than 20 years of experience creating some of the most profitable spaces for their retail partners. The company delivers breakthrough kiosk experiences that delight consumers and generate revenue for retailers. As the company that brought consumers Redbox® entertainment, Coinstar® money services, and ecoATM® electronics recycling kiosks, Outerwall is leading the next generation of automated retail and paving the way for inventive, scalable businesses. Outerwall™ kiosks are in neighborhood grocery stores, drug stores, mass merchants, malls, and other retail locations in the United States, Canada, Puerto Rico, the United Kingdom, and Ireland. Learn more at www.outerwall.com.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “estimate,” “expect,” “intend,” “will,” “anticipate,” “goals,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this release include statements regarding Outerwall Inc.’s management changes, anticipated growth and future operating results. Forward-looking statements are not guarantees of future performance and actual results may vary materially from the results expressed or implied in such statements. Differences may result from actions taken by Outerwall Inc. or its subsidiaries, as well as from risks and uncertainties beyond Outerwall Inc.’s control. Such risks and uncertainties include, but are not limited to:

•	competition from other entertainment providers,

•	the ability to achieve the strategic and financial objectives for our entry into new businesses, including ecoATM and SAMPLEit,

•	our ability to repurchase stock and the availability of an open trading window,

•	our declaration and payment of dividends, including our board’s discretion to change the dividend policy,

•	the termination, non-renewal or renegotiation on materially adverse terms of our contracts with our significant retailers and suppliers,

•	payment of increased fees to retailers, suppliers and other third-party providers, including financial service providers,

•	the timing of new DVD releases and the inability to receive delivery of DVDs on the date of their initial release to the general public, or shortly thereafter, or in sufficient quantity, for home entertainment viewing,

•	the effective management of our content library,

•	the timing of the release slate and the relative attractiveness of titles in a particular quarter or year,

•	the ability to attract new retailers, penetrate new markets and distribution channels and react to changing consumer demands,

•	loss of key personnel or the inability of replacements to quickly and successfully perform in those new roles,

•	the ability to generate sufficient cash flow to timely and fully service indebtedness and adhere to certain covenants and restrictions,

•	the ability to adequately protect our intellectual property, and

•	the application of substantial federal, state, local and foreign laws and regulations specific to our business.

The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review “Risk Factors” described in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. These forward-looking statements reflect Outerwall Inc.’s expectations as of the date of this press release. Outerwall Inc. undertakes no obligation to update the information provided herein.

###

Investor Contact:

Rosemary Moothart, Director of Investor Relations, 425-943-8140, rosemary.moothart@outerwall.com

Media Contact:

Art Pettigrue, Senior Director, Communications, 425-943-8576, art.pettigrue@outerwall.com